DUKE REALTY INVESTMENTS, INC.
                    (an Indiana Corporation)

                    1,525,000 Common Shares

                        TERMS AGREEMENT
                        ---------------




                                                  April 23, 1998


TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

           We understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 1,525,000 shares of common stock (the "Common Stock") (such
Common Stock being hereinafter referred to as the "U.S. Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the U.S. Securities at the purchase price set forth below.

           We intend to deposit the Common Stock with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, for which we act as sponsor and depositor, in exchange for units in the Trust.

            The U.S. Underwritten Securities shall have the following terms:


Title of Securities:                    Common Stock

Number of Shares:                       1,525,000

Public offering price per share:        $24.0000

Purchase price per share:               $22.7400

Underwriter:              Merrill Lynch, Pierce  Fenner  &  Smith
Incorporated

Underwriter's Counsel:   Rogers & Wells LLP

Additional terms:   1.     Sections   3(o)  and   5(h)   of   the
                    Underwriting Agreement are inapplicable to this transaction.

               2.   Section 6(c) is hereby amended  to
               read in its entirety as follows:

                         "(c) Each indemnified party shall give
               notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.
               If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party."

                         3.   Section 6 is hereby further amended
               by adding the following subsection (d) after subsection (c):

                              "(d) If at any time an indemnified
               party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as required by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
               (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement."

                          4.   Section 9(a)(ii) is hereby amended
               to read in its entirety as follows:

                         "(ii) if there has occurred any material
               adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to (x) commence or continue the offering of the units of the Trust to the public, or (y) enforce contracts for the sale of the units of the Trust,"

Closing Time, date and location:               April  29,   1998,
                                   10:00  a.m.,  New  York   City
                                   Time, Rogers & Wells LLP,  200
                                   Park  Avenue,  New  York,  New
                                   York 10166


          We propose to deposit the Common Stock with the trustee of the Trust in exchange for units in the Trust as soon after the execution and delivery hereof as in our judgment is advisable.

           All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership - Common Stock, Preferred Stock, Depositary Shares and Debt Securities - U.S. Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

      Please accept this offer no later than 6:00 P.M. (New  York
City  time)  on  April 23, 1998 by signing a copy of  this  Terms
Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,


                         MERRILL LYNCH & CO.
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED


                         BY:  /s/  John C. Brady
                             --------------------
                              Name:
                              Title:


CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY: /s/ Matthew A. Cohoat
    ----------------------
     Name:     Matthew A. Cohoat
     Title: Vice President and
            Corporate Controller